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                                                                   EXHIBIT 10.11



                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement") dated as of the 1st day of January, 1997, is made and entered into by and between ML DIRECT INC., a Delaware corporation with its principal offices located at 3000 Executive Drive, Suite 200, Clearwater, Florida, 04622 (the "Company"), and THE COLUMBUS CIRCLE, a New York partnership whose address is 211 East 49th Street, New York, New York (the "Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Company has agreed to grant options to the Optionee pursuant to the terms and conditions of this Agreement and a Consulting Agreement (the "Consulting Agreement") of even date herewith between the Company and the Optionee; and

         WHEREAS, the Optionee desires to accept the granting of such options, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, the Company and the Optionee hereby agree as follows:

         Section 1.       Grant of Options.       The Company hereby grants
to the Optionee an option to purchase 54,545 shares of the Company's common stock, par value $.0001 per share ("Common Stock").

         Section 2.       Granting of Additional Options.

                 (a) Provided that this Agreement shall have been in effect at any time during the 120-day period ending on the second anniversary of the date hereof, the Company shall grant to the Optionee options to purchase 54,545 shares of Common Stock on such second anniversary, and provided that this Agreement shall have been in effect at any time





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during the 120-day period ending on the third anniversary of the date hereof, the Company shall grant to the Optionee options to purchase 54,545 shares of Common Stock on such third anniversary.

                 (b) In the event the Company closes a Transaction (as defined below) prior to the termination of this Agreement, or within the 120-day period following the termination of this Agreement, the Company shall grant to the Optionee options to purchase the number of shares of Common Stock as shall be equal to the amount obtained by dividing the Transaction Value (as defined below) by 4.5, which options shall be granted on the date of the closing of the Transaction (or, in the case of "contingent consideration" as referred to below, when such consideration is actually paid). For purposes of this Agreement, "Transaction" shall mean any infusion or infusions of capital (either equity or debt), or any acquisition in whole or in part by the Company or any subsidiary thereof of a corporation, partnership or other business organization, regardless of the structure of the transaction (including but not limited to a merger with another company, a purchase of another company's stock, a purchase of all or of substantially all of another company's assets, etc.); provided that "Transaction" shall not include any infusion of capital or any acquisition if such transaction is effected without the involvement of the Optionee. "Transaction Value" shall mean (i) in the case of an infusion of capital, the amount of capital received by the Company, and (ii) in the case of an acquisition, any and all consideration given by the Company in the Transaction, including but not limited to cash consideration, the fair market value of any capital stock issued by the Company in the Transaction, any liabilities assumed or guarantees given by the Company, any stated future consideration, any contingent





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consideration (when earned), and any consideration given to individuals affiliated or associated with the acquired company in connection with non-competition, consulting or employment agreements (but only to the extent in excess of customary compensation for services).

                 (c) Provided that this Agreement shall have been in effect at any time within the 120-day period ending on the last day of its 1997, 1998, and 1999 fiscal years, respectively, then within ten days after the delivery to the Company of its audited financial statements for such fiscal year (but in no event later than 90 days after the end of the Company's fiscal year), the Company shall grant to the Optionee options to purchase the number of shares of Common Stock as shall be equal to the amount obtained by multiplying 54,545 by a fraction, the numerator of which shall be the excess of the Company's earnings per share for such fiscal year over the Company's earnings per share for its 1996 fiscal year, and the denominator of which shall be the absolute value of the Company's earnings per share for its 1996 fiscal year.

         Section 3.       Exercise Price.     The exercise price for the options
granted pursuant to Section 1 and Section 2 (the "Options") shall be $4.50 per share (the "Exercise Price").

         Section 4.       Vesting and Exercise Period.      Each Option shall
vest on the date of grant and may be exercised during the period commencing on the date of grant and continuing through and including the fifth anniversary of the date of grant.

         Section 5.       Termination of Options.      To the extent not
exercised, Options shall terminate on the day immediately following the fifth anniversary of the date of grant.





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         Section 6.       Term.         Subject to the provisions of Section
2, the Company's obligation to grant additional Options hereunder shall terminate on the date of the termination of the Consulting Agreement.

         Section 7.       Exercise of Options.       The Options may be
exercised in whole or in part in accordance with the provisions of this Agreement by the Optionee's tendering written notice of exercise together with the Exercise Price (or a proportionate part thereof if any Option is partially exercised), which shall be payable in immediately available funds or by way of the delivery of a secured demand promissory note, and with such security, as shall be in form and substance acceptable to the Company and the Optionee. The Company will reasonably cooperate with the Optionee and its broker to coordinate the payment of the Exercise Price and the delivery of the shares to be issued upon the exercise of Options (the "Option Shares") in the event that the Optionee sells the Option Shares concurrently with its exercise of an Option.

         Section 8.       Corporate Events.        In the event of a proposed
liquidation of the Company, a proposed sale of all or substantially all of its assets or its Common Stock, a proposed merger or consolidation, or a proposed separation or reorganization, the Board of Directors may by notice (the "Termination Notice") to the Optionee declare that any Options shall terminate as of a date (the "Termination Date") to be fixed by the Board of Directors, which date shall be not less than 30 days after the Optionee's receipt of the Termination Notice; provided however, that (a) if the Termination Date shall be within either of the 120-day periods described in Section 2(a) hereof, the granting of the Option that would have been granted at the end of said period pursuant to Section 2(a) shall be accelerated to the date of





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the Termination Notice, and (b) if the Termination Date shall be within any of the 120-day periods described in Section 2(c) hereof, the Company and the Optionee shall jointly estimate in good faith the number of Option Shares that would have been included in the Option that would have been granted with respect to the fiscal year in which such 120-day period occurred, and the granting of such Option shall accelerate to the date of the Termination Notice.

         Section 9.       No Stockholder Rights.        Nothing set forth herein
shall give the Optionee any rights or privileges as a stockholder of the Company prior to Optionee's exercise of any of the Options.

         Section 10.      Share Certificates.        Upon receipt of payment in
full of the Exercise Price as provided herein, and after taking such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government, the Company will cause one or more stock certificates evidencing the Optionee's ownership of the Option Shares so purchased by the Optionee to be issued to the Optionee.

         Section 11.      Restrictions.            Neither the Options nor the
Option Shares have been, nor is there any assurance that they will be, registered under the Securities Act of 1933, as amended (the "Act"). All Option Shares shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificates representing such Option Shares shall bear an appropriate legend restricting their transfer. Such Option Shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act and applicable state securities laws or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Optionee has furnished the





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Company with an opinion of counsel to that effect, which opinion shall be satisfactory in form and substance to the Company.

         Section 12.      Share Adjustments.        If there is any change in
the number of shares of Common Stock on account of the payment of stock dividends, recapitalization resulting in stock splits, combinations or exchanges of shares of Common Stock, or other event in which the Company issues Common Stock without consideration, the number of shares of Common Stock available for purchase through the exercise of the Options, and the Exercise Price, shall be proportionately adjusted by the Company.

         Section 13.      Miscellaneous Provisions.

         (a)     Notices.         All notices to be given hereunder shall be in
writing and sent to the parties by personal delivery, certified mail, return receipt requested, or by reputable overnight courier, and shall be addressed to each party's respective address, as set forth in the first paragraph of this Agreement, or to such other address as such party shall give to the other party hereto by a notice given in accordance with this Section and, shall be effective when actually received by the party being noticed.

         (b)     Assignment.        This Agreement and the rights granted
hereunder may not be assigned in whole or in part by the Optionee without the prior written consent of the Company.

         (c)     Further Assurances.        Both parties hereto shall execute
and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

         (d)     Captions.        The captions contained in this Agreement are
inserted only as a





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matter of convenience and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any of the provisions hereof.

         (e)     Completeness and Modification.      This Agreement constitutes
the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the grant of Options to the Optionee. This Agreement shall not be terminated, except in accordance with its terms, or amended, other than in a writing executed by both of the parties hereto.

         (f)     Waiver.      The waiver of a breach of any term or condition of
this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

         (g)     Severability.         The invalidity or enforceability, in
whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

         (h)     Construction.        This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware without reference to its provisions regarding conflicts of laws.

         (i)     Binding Effect.      This Agreement shall be binding upon and
inure to the benefit of the successors and assigns of the parties.

                     [Signatures appear on following page.]





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth in the first paragraph of this Agreement.

                                        ML DIRECT INC.

                                        BY:
                                            ----------------------------------
                                              James Lawless
                                              President


                                        THE COLUMBUS CIRCLE
                                        BY: Sherbrooke Consulting, Ltd.

                                        BY:
                                            ----------------------------------





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